UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2023

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2023, Berenson Acquisition Corp. I (the “Company”) entered into a non-redemption agreement (“Non-Redemption Agreement”) with one or more unaffiliated third party or parties in exchange for such third party or third parties agreeing not to redeem an aggregate of 655,715 shares of Class A common stock, par value $0.0001 per share, of the Company sold in its initial public offering (“Non-Redeemed Shares”) at the special meeting called by the Company (the “Special Meeting”) to, among other things, approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which the Company must consummate an initial business combination (such proposed Charter amendment, as proposed to be considered and voted upon at the Special Meeting, the “Extension Amendment”) until as late as September 30, 2024 (such proposal, the “Extension Amendment Proposal”). The Non-Redemption Agreement is not expected to increase the likelihood that the Extension Amendment Proposal is approved by Company’s stockholders but will increase the amount of funds that remain in the Company’s trust account following the Special Meeting. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herein as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Extension Amendment Proposal. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the definitive proxy statement dated September 6, 2023 (the “Proxy Statement”), which may be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension Amendment Proposal. Shareholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Berenson Acquisition Corp. I., 667 Madison Avenue, 18th Floor, New York, New York 10065.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

By:	/s/ Amir Hegazy
Name:	Amir Hegazy
Title:	Chief Financial Officer

Dated: September 25, 2023

Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

Berenson Acquisition Corp. I

667 Madison Avenue, 18th Floor

New York, New York 10065

September__, 2023

Ladies and Gentlemen:

Reference is made to the definitive proxy statement filed by Berenson Acquisition Corp. I (the “Company”) with the Securities and Exchange Commission (“SEC”) on September 6, 2023 (as may be amended, the “Proxy Statement”), pursuant to which the Company advised its stockholders that it intends to hold a special meeting on September 27, 2023 (the “Special Meeting”) to consider and vote upon, among other proposals, the Charter Amendment Proposal (as defined in the Proxy Statement) which provides for, among other things, an extension of the date by which the Company must consummate an initial business combination. Capitalized terms used herein without definition shall have the respective meanings set forth in the Proxy Statement.

1. Voting and Non-Redemption. By countersigning this voting and non-redemption agreement (“Agreement”), you hereby (i) agree to (x) vote (or cause to be voted) the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth next to your name on the signature page hereto (the “Shares”) in favor of the Charter Amendment Proposal (to the extent that the Charter Amendment Proposal is submitted to a vote of stockholders at the Special Meeting) and (y) not elect to have the Company redeem (and therefore not transfer to the Company) any of your Shares in connection with the Charter Amendment Proposal (provided that, if the number of shares of Common Stock elected not to be redeemed by you pursuant to the terms of this Agreement would cause you (together with any of your affiliates and any other persons whom the Company has been informed by you in writing are acting together as a “group” that includes you (as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or whose beneficial ownership of Common Stock otherwise would be aggregated with yours for purposes of Rule 13d-3 under the Exchange Act (any such affiliates and other persons, your “attribution parties”) to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 9.9% of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Common Stock in connection with the approval of the Charter Amendment Proposal, you hereby authorize the Company to redeem, and the Company agrees that you will automatically, and without further action, be deemed to have elected to redeem in connection with the Charter Amendment Proposal, such additional number of the Shares such that you (together with your attribution parties, if any) will beneficially own 9.9% or less of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Common Stock in connection with the approval of the Charter Amendment Proposal).

2. Other Agreements. In order to induce you to enter into this Agreement, the Company hereby represents and warrants to you that, substantially concurrently with the execution of this Agreement, (i) the Company has entered or may enter into separate agreements with certain other “anchor investors” in respect of the voting and redemption of their shares of Common Stock on substantially the same terms and conditions as those set forth in this Agreement (each such other agreement, an “Other Agreement”), which Other Agreements will remain in effect through and including the Special Meeting, (ii) no consideration, cash or otherwise, is being offered or made available to any such other “anchor investor” in connection with the execution of any Other Agreement, unless the same shall have been offered to you on the same terms and in the same time period, and (iii) the material terms of the Other Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement are with respect to you. The Company agrees to notify you promptly if, to its knowledge, any of the foregoing representations and warranties are or become not true and correct in all respects through the time of the Special Meeting. Notwithstanding anything herein to the contrary, to the extent that any of the Company’s representations and warranties in this paragraph are not true and correct in all respects, the Company acknowledges and agrees that your obligations hereunder shall automatically and immediately terminate. The Company acknowledges that in agreeing to execute and deliver this Agreement, you are relying on the truth and accuracy of the representations, warranties, and agreements of the Company set forth herein.

3. Certain Disclosures. If, as of the date hereof, the Company has not already publicly disclosed (a) all material terms of the transactions contemplated hereby and (b) any other material nonpublic information that the Company or any person acting on its behalf has provided to you, then, as soon as practicable, but in no event later than one business day, after the execution of this Agreement by you and the Company, the Company will file a Current Report on Form 8-K under the Exchange Act (the “Form 8-K”), disclosing, to the extent not previously publicly disclosed, (a) all material terms of the transactions contemplated hereby and (b) any other material nonpublic information that the Company or any person acting on its behalf has provided to you at any time prior to the filing of the Form 8-K. The Company agrees that your name (and, for the avoidance of doubt, the name of any of your affiliates) shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. The Company acknowledges and represents that either as of the date hereof you are not, or upon the filing of the Form 8-K you shall not be, in possession of any material nonpublic information received from the Company or any person acting on its behalf.

4. Other Rights. For the avoidance of doubt, the Company acknowledges that nothing in this Agreement: (i) shall affect your rights set forth in that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of March 20, 2023, by and among you, the Company, and Berenson SPAC Holdings I, LLC; or (ii) limit your right and ability to redeem any Shares (other than to the extent agreed herein in connection with the Charter Amendment Proposal) or sell or otherwise dispose of any Shares after the Termination Time.

5. Termination. Your obligations under this Agreement shall terminate and be of no further force or effect on the earlier of (i) termination of such obligations as provided in Section 2 and (ii) the close of the Special Meeting (as applicable, the “Termination Time”).

6. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Pages Follow]

Very truly yours,

BERENSON ACQUISITION CORP. I

By:
Name:
Title:

Acknowledged and Agreed:

By:
Name:
Title: Authorized Signatory

Number of Shares: